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                                                                    Exhibit 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
American Technology Corporation

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-09265, File No. 333-09269, File No. 333-23845 and File No. 333-59929) and Forms S-3 (File No. 333-27455 and File No.
333-36003) of our report dated November 6, 1998, except for Note 13, which is as of December 28, 1998 relating to the financial statements of American Technology Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 1998.



/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP


Denver, Colorado
December 28, 1998